UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006 (April 27, 2006)

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 27, 2006, the Compensation Committee of the board of directors of the Registrant increased the annual compensation of (i) Marc A. Cohen to $300,000, (ii) Alain J. Cohen to $300,000 and (iii) Mel F. Wesley to $165,000. These changes are effective as of April 1, 2006.

In addition, on April 27, 2006, the board of directors increased the annual retainer for independent directors who are serving on the board immediately after the Registrant’s annual meeting of stockholders from $15,000 to $20,000. This change will be effective with the retainer payment to be made following the next annual stockholders meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET Technologies, Inc.

Date: May 4, 2006	By:	/s/ Mel F. Wesley
Mel F. Wesley, Vice President and Chief Financial Officer